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                                                                 Exhibit 10.55

                           TRANSITIONAL SERVICES AGREEMENT


     THIS TRANSITIONAL SERVICES AGREEMENT, executed this 19th day of November, 1999, is among Advanced Communications Group, Inc. a Delaware corporation, and its subsidiaries ("ACG"), and IONEX Telecommunications, Inc. f/k/a Compass Telecommunications, Inc., a Delaware corporation ("CTI").

                                      RECITALS

A. ACG owns all the shares of Feist Long Distance Service, Inc., a Kansas corporation, FirsTel, Inc., a South Dakota corporation, Telecom Resources, Inc., a Texas corporation, and Valu-line of Longview, Inc., a Texas corporation (collectively, the "TELECOMMUNICATION SUBSIDIARIES").

B. Pursuant to a Stock Purchase Agreement dated July 13, 1999 (the "STOCK PURCHASE AGREEMENT") among CTI, ACG, and the Telecommunication Subsidiaries, ACG wishes to sell, and CTI wishes to buy, all the Telecommunication Subsidiary Shares owned by ACG.

C. The parties have agreed that ACG will provide various transitional services directly to the Telecommunication Subsidiaries on an interim basis pursuant to the terms and conditions of this Agreement.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, and warranties herein contained, the parties agree as follows:

     1.   SERVICES.

          1.1 SERVICES TO BE PROVIDED. In accordance with this Agreement, ACG shall provide the following services (collectively, the "SERVICES") to the Telecommunication Subsidiaries:

               (a) Accounting services (including advice with respect to the reporting of financial results in accordance with past practice, and activity-based costing);

               (b) Production of payroll services, and, if any, related employee benefit plan administration, insurance claim management and stock option related services; and

               (c) Other ancillary services of and relating to those described in (a) and (b) above.


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          1.2  IMPLEMENTATION OF SERVICES.  ACG shall provide all personnel and computer or other technical systems necessary to provide to the Telecommunication Subsidiaries the Services in a manner consistent with the past practices of the Telecommunication Subsidiaries with respect to such personnel, computer or technical systems.

          1.3 COST. In consideration of the performance by ACG of its obligations under this Agreement, CTI shall pay the following upon the completion of the term of this Agreement to ACG (collectively, the "COSTS"):

               (a) All reasonable expenses (including travel and incidental expenses) incurred by the personnel of ACG in the provision of Services under this Agreement;

               (b) Wages and the cost of benefits actually provided under the plans described in Schedule 1.3(b) (attached hereto) during the thirty (30) day term of this Agreement for Seller personnel providing Services under this Agreement (pro rated, if applicable, to reflect the amount of time less than 100% actually spent on business matters directly related to the Telecommunication Subsidiaries), and the reasonable and customary travel expenses, if any, actually incurred by such personnel in the course of providing Services to the Telecommunication Subsidiaries supported by documentation acceptable to CTI; (In the case of the Advanced Communications Group Section 401(k) plan, the "cost of benefits actually provided" during the thirty (30) day term of the Agreement shall be the employee matching contributions specifically attributable to the employee elective deferrals made with respect to compensation earned during such thirty (30) day period.); and;

               (c) The actual cost of any equipment and supplies acquired by ACG in connection with the provision of Services under this Agreement.

          1.4 PAYMENT. At the end of the Initial Term, and at the end of each extension of the Initial Term, if any, ACG shall produce an invoice recording the Costs in reasonable detail and deliver such invoice to CTI. The amount due as stated on the invoice shall be due thirty (30) days from the date of CTI's receipt of such invoice. Any proper invoices not paid on time shall bear interest at a rate of eight percent (8%) per annum until paid.

          1.5 BOOKS AND RECORDS. ACG shall keep any and all comprehensive, true and accurate records and accounts required by law of the provision of the Services under this Agreement and shall provide copies of such records and accounts if requested by CTI.

     2. DELEGATION. ACG may at any time or from time to time, upon written notice to CTI, delegate some or all its duties to perform the Services hereunder; provided, however, that ACG shall remain liable for performance of this Agreement.

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     3.   WARRANTIES AND LIMITATION OF LIABILITY.

          3.1 QUALITY OF SERVICES. In performance of the Services, ACG will employ methods, procedures and utilities of a quality at least equal to those employed when ACG performs similar services for their own business and affairs.

          3.2 NO OTHER WARRANTY. ACG EXPRESSLY DISCLAIMS ALL WARRANTIES IN CONNECTION WITH THE SERVICES IT SHALL PROVIDE TO CTI HEREUNDER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF WORKSHIP, DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND INFRINGEMENT.

          3.3 LIMITATION OF LIABILITY. ACG shall not be liable to CTI by reason of any error of omission or commission, performance or failure to perform or delay in performing any Services under this Agreement, for any damages, including, but not limited to, special, incidental or consequential damages suffered by CTI beyond a refund to CTI of all charges paid by CTI for the Services that caused such damages, unless such damages are caused by willful breach or willful misconduct on the part of ACG.

          3.4 FORCE MAJEURE. ACG shall not be liable to CTI for any claims, damages, losses, or expenses arising out of the non-performance of any of ACG's obligations under this Agreement if such claims, damages, losses, or expenses are due to causes that are in whole or in part beyond the control of such party, including, but not limited to, computer and associated equipment outages, acts or omissions of any common carrier in the provision of regulated common carrier services, telecommunications disruptions, outages, failures, downtime and/or delays in processing information due to causes other than the negligence of ACG, fire, explosion, earthquake, lightning, pest damage, power surges or failures, water, acts of God, the elements, civil disturbances, acts of civil or military authorities or of the public enemy, strikes, or labor disputes.

     4.   CONFIDENTIAL INFORMATION.

          4.1 "CONFIDENTIAL INFORMATION" DEFINED. For purposes hereof, "Confidential Information" means any and all information of CTI that might reasonably be considered confidential, secret, sensitive, proprietary or private. To the extent practicable, Confidential Information shall be marked "proprietary" or "confidential." Confidential Information shall include the following:

               (a) Data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, lists, financial information, studies, findings, inventions and ideas, or proprietary information relating to either party or the methods or techniques used by either party;

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               (b)  Data, documents, or proprietary information employed in connection with the marketing and implementation of each party's products, including cost information, business policies procedures, revenues and markets, distributor and customer lists, and similar items of information; and

               (c) Any other data or information obtained by either party during the term of this Agreement which is not generally known to and not readily ascertainable by proper means by third persons who could obtain economic value from its use or disclosure.

          4.2  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

               (a) ACG shall treat as confidential all Confidential Information that comes into ACG's knowledge through its provision of Services to CTI under this Agreement. ACG shall take any reasonable steps necessary to prevent disclosure of any Confidential Information to any third person as it would take in protecting its own proprietary or confidential information and shall not use any portion of the Confidential Information for any purpose not authorized herein.

               (b) No person receiving Confidential Information shall be under any obligation imposed by this Section with respect to any Confidential Information (i) which is, at the time of disclosure, available to the general public, (ii) which becomes at a later date available to the general public through no fault on its part and then only after said later date, (iii) which it can demonstrate was in its possession before receipt from the discloser, (iv) which is disclosed to it without restriction on disclosure by a third party who has the lawful right to disclose such information, or (v) after fifteen years from the date of disclosure.

     5. STATUS AS INDEPENDENT CONTRACTOR. ACG is, and shall remain at all times, an independent contractor of CTI in the performance of all Services hereunder, and all persons employed by ACG to perform such Services shall be and remain employees solely of ACG by which they are employed and subject only to ACG's respective supervisory personnel.

     6. INDEMNIFICATION. CTI shall indemnify and hold harmless ACG, its employees, its subsidiaries, and its subsidiaries' employees from and against all claims, damages, losses and expenses (including reasonable attorneys' fees) arising from ACG's provision of the Services to CTI in accordance with the terms of this Agreement. Notwithstanding the foregoing, CTI shall have no obligation to indemnify ACG against any claims, damages, losses, or expenses, in connection with the Services provided arising from the gross negligence or willful misconduct of ACG, its employees, its subsidiaries, or its subsidiaries' employees or for any other liability, loss, or damage ACG might suffer as a result of ACG's breach of this Agreement.

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     7.   TERM.

          7.1 TERM GENERALLY. This Agreement shall commence on the Closing Date and shall continue for thirty (30) days, (the "Initial Term"), unless extended for up to two additional 30-day periods by mutual consent of CTI and ACG, which consent of either party shall not be unreasonably withheld.

          7.2 AUTOMATIC TERMINATION FOR BREACH. Notwithstanding the foregoing provision, this Agreement may be terminated (a) by the non-breaching party upon the material breach by ACG or Newco of this Agreement or (b) by the non-breaching party upon the material breach by ACG or the Buyer of the Stock Purchase Agreement, provided that the non-breaching party has provided the breaching party ten (10) days' prior written notice of the breach and the non-breaching party's intention to terminate this Agreement and the breaching party has failed to cure such breach within such period.

          7.3 SURVIVAL OF CERTAIN PROVISIONS. Articles 3, 4, and 6 shall survive the termination of this Agreement.

     8.   MISCELLANEOUS.

          8.1 AMENDMENT. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

          8.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) six (6) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

          (a)  If to ACG, addressed as follows:

               Advanced Communications Group, Inc.
               Mr. Michael A. Pruss
               390 South Woods Mill Road
               Chesterfield, MO 63017
               Facsimile No.:  (314) 205-8141

          with a copy to:

               Blackwell Sanders Peper Martin, LLP
               720 Olive Street, 24th Floor
               St. Louis, MO 63101
               Attn:  Matthew W. Geekie
               Facsimile No.:  (314) 345-6060

          (b)  If to CTI, addressed as follows:

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               Compass Telecommunication, Inc.
               8548 Colonial Drive
               Littleton, Colorado 80124
               Attention:  Rick L. Weller
               Facsimile No.:  (303) 662-8574

          with a copy to:

               Mayer, Brown & Platt
               190 S. LaSalle St.
               Chicago, IL  60603
               Attention:  John R. Sagan
               Facsimile No.:  (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          8.3 WAIVER. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

          8.4 DEFINITIONS. Capitalized terms used herein, unless otherwise defined, shall have the meaning ascribed them in the Stock Purchase Agreement.

          8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5 INTERPRETATION. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

          8.6 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          8.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective successors, affiliates, directors,

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officers, employees, agents and representatives, and no provision of this
Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

          8.8 ENTIRE UNDERSTANDING. This Agreement set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

          8.9 JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL. In the event either party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of Dallas, Texas, whether a state or federal court, (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in Dallas, Texas, (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Texas, (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of Dallas, Texas, satisfactory to ACG and CTI, to serve in place of such agent and deliver to the other parties written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth here in for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law.

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

             (The remainder of this page is left intentionally blank.)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



ADVANCED COMMUNICATIONS GROUP, INC.


By: /s/ Richard A. O'Neal

Name: /s/ Richard A. O'Neal

Title: CEO Chairman and Acting
       Chief Executive Officer


IONEX TELECOMMUNICATIONS, INC.


By: /s/ R.C. Mark Baker

Name: R.C. Mark Baker

Title: Chief Executive Officer





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               SCHEDULE 1.3(b) TO THE TRANSITIONAL SERVICES AGREEMENT



1.   Advanced Communications Group, Inc. Retirement Savings Plan.

2. Advanced Communications Group, Inc. See SCHEDULE 3.17 of the Stock Purchase Agreement.












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